UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2016

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard, Suite 1400

McLean, VA 22102

(Address of principal executive offices, including zip code)

(703) 287-7400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 28, 2016, Iridium Satellite LLC, our operating subsidiary, entered into an Insourcing Agreement with The Boeing Company. The Insourcing Agreement provides for the termination, effective on or about January 3, 2017, of the Iridium NEXT Support Services Agreement No. IS-10-019, dated as of May 28, 2010, and other agreements between Iridium Satellite and Boeing, pursuant to which Boeing currently provides services to us relating to the operation and maintenance of our current satellite constellation and our next generation satellite constellation, Iridium NEXT, as well as ongoing development activities related to, among other things, Iridium NEXT. Pursuant to the Insourcing Agreement, 182 current Boeing employees and contractors who provide these services will be available to become direct employees or contractors of Iridium Satellite. In connection with this new arrangement, Iridium Satellite has agreed to pay Boeing a fee of $5.5 million, payable in two installments of $2.75 million in 2016 and 2017. In addition, Iridium Satellite will enter into a development contract for ongoing design and testing services with Boeing.

Item 1.02 Termination of a Material Definitive Agreement.

See the disclosure in Item 1.01 above with respect to the termination of the Iridium NEXT Support Services Agreement No. IS-10-019, dated as of May 28, 2010, which we expect to occur on or about January 3, 2017 under the terms of the Insourcing Agreement.

Item 7.01 Regulation FD Disclosure.

On November 30, 2016, we issued a press release regarding the Insourcing Agreement. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

The information contained herein, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be incorporated by reference in any filing under the Securities Act of 1933 or under the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated November 30, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: November 30, 2016	By:	/s/ Matthew J. Desch
Name: Matthew J. Desch
Title: Chief Executive Officer